Exhibit 99.2

Third Quarter 2017

Earnings Conference Call

October 13, 2017

PNC

Cautionary Statement Regarding Forward-Looking and Non-GAAP Financial Information

Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on its corporate website.

The presentation contains forward-looking statements regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2016 Form 10-K and our 2017 Form 10-Qs, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

In this presentation, we may sometimes include non-GAAP financial information. Non-GAAP financial information includes metrics such as fee income, tangible book value, pretax, pre-provision earnings and return on tangible common equity, as well as adjusted results and certain information used to review components of reported information. When we do so, we provide GAAP reconciliations for such information. Such reconciliations may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results.

References to our corporate website are to www.pnc.com under "About Us – Investor Relations." Our SEC filings are available both on our corporate website and on the SEC's website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

Third Quarter 2017 Highlights

- Delivered high quality results
  - Loan growth
  - Net interest income growth
  - Net interest margin expansion
  - Well-managed expenses
  - Benign credit quality
  - Strong capital return
- Ongoing execution on our strategic priorities positions us to deliver positive operating leverage and create long-term shareholder value

Net Income
$1.1 billion

Diluted EPS
$2.16

Return on Average Assets
1.20%

Balance Sheet: **Grew Loans and Deposits**

PNC

Average balances, $ billions	3Q17	Change vs. 2Q17	Change vs. 3Q16	Highlights
Commercial lending	**$146.9**	$2.7	$10.1	▪ Linked quarter growth driven by corporate banking, business credit and equipment finance businesses
Consumer lending	**72.3**	0.2	0.3	▪ Growth in residential mortgage, auto, and credit card; lower home equity and education loans
Total loans	**$219.2**	$2.9	$10.4	
Investment securities	**$74.4**	($0.9)	$2.8	▪ Lower purchase volume in 3Q17 due to relatively less attractive market opportunities during the quarter
Interest-earning deposits with banks	**$23.9**	$1.3	($4.2)	▪ Higher balances relative to 2Q17 reflect lower securities purchases in 3Q17
Deposits	**$259.4**	$3.1	$6.9	▪ Seasonal growth in commercial deposits over 2Q17
Common shareholders' equity	**$42.1**	$0.3	$0.2	▪ 86% payout ratio for 3Q17 – 4.2 million shares repurchased for $0.5 billion and dividends of $0.4 billion

	9/30/17	6/30/17	9/30/16
Pro forma fully phased-in Basel III common equity Tier 1 capital ratio	**9.8%**	9.8%	10.2%

- Payout ratio – Refers to amount used to fund common stock dividends and share repurchases as a percentage of net income attributable to diluted common shares.
- Pro forma fully phased-in Basel III common equity Tier 1 capital ratio (Non-GAAP) – Estimated ratios calculated based on the standardized approach. See Appendix for additional information.

Income Statement: **High Quality Results**

PNC

$ millions	3Q17	Change vs. 2Q17	Change vs. 3Q16	Highlights
Net interest income	**$2,345**	$87	$250	▪ Reflects higher loan yields and balances
Fee income	**$1,434**	($32)	($41)	▪ LQ decline primarily related to lower corporate service fees compared with record corporate service fees in 2Q17
Other income	**346**	10	87	▪ Increase over 3Q16 includes higher revenue from private equity investments
Noninterest income	**$1,780**	($22)	$46	
Total revenue	**$4,125**	$65	$296	▪ Revenue growth
Noninterest expense	**$2,456**	($23)	$62	▪ On track to achieve 2017 CIP target of $350 million
Pretax, pre-provision earnings	**$1,669**	$88	$234	▪ Continued to generate positive operating leverage
Provision	**$130**	$32	$43	▪ Includes $10 million related to hurricanes Harvey and Irma
Net income	**$1,126**	$29	$120	

	3Q17	2Q17	3Q16
Diluted EPS	**$2.16**	$2.10	$1.84

- Fee income (Non-GAAP) – Refers to noninterest income in the following categories: asset management, consumer services, corporate services, residential mortgage and service charges on deposits. See Reconciliation in Appendix.
- Pretax, pre-provision earnings (Non-GAAP) – See Reconciliation in Appendix.
- LQ – Refers to a linked quarter comparison of 3Q17 with 2Q17
- CIP – Continuous improvement program

Performance Metrics

PNC

Return on Average Assets


1.10%
1.13%
1.19%
1.19%
1.20%
+10 bps YOY
3Q16
4Q16
1Q17
2Q17
3Q17

Return on Average Common Equity


8.74%
9.31%
9.50%
9.88%
9.89%
+115 bps YOY
3Q16
4Q16
1Q17
2Q17
3Q17

Return on Tangible Common Equity


11.17%
11.90%
12.15%
12.67%
12.66%
+149 bps YOY
3Q16
4Q16
1Q17
2Q17
3Q17

Tangible Book Value per Share


$67.93
$67.26
$67.47
$68.55
$69.72
+3% YOY
3Q16
4Q16
1Q17
2Q17
3Q17

- Return on tangible common equity (Non-GAAP) – Annualized net income attributable to common shareholders divided by tangible common equity. See Reconciliation in Appendix.
- Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix.
- YOY – Refers to a year over year comparison of 3Q17 with 3Q16.

Income Statement: **Revenue Growth**

PNC

Revenue
8% YOY Total Revenue Growth



$3,829
$3,874
$3,884
$4,060
$4,125
$2,095
$2,130
$2,160
$2,258
$2,345
2.68%
2.69%
2.77%
2.84%
2.91%
$1,734
$1,744
$1,724
$1,802
$1,780
$ millions
3Q16
4Q16
1Q17
2Q17
3Q17
Noninterest Income
NII
NIM

Noninterest Income
Diverse Sources of Fee-Based Revenue

$ millions	3Q17	Change vs. 2Q17	Change vs. 3Q16	YTD 3Q17	Change vs. YTD 3Q16
Asset management	**$421**	$23	$17	**$1,222**	$100
Consumer services	**357**	(3)	9	**1,049**	10
Corporate services	**371**	(63)	(18)	**1,198**	81
Residential mortgage	**104**	-	(56)	**321**	(104)
Service charges on deposits	**181**	11	7	**512**	17
Total fee income	**1,434**	(32)	(41)	**4,302**	104
Other income	**346**	10	87	**1,004**	175
Noninterest income	**$1,780**	($22)	$46	**$5,306**	$279

- NII – Net interest income.
- NIM – Net interest margin.

Income Statement: **Well-Controlled Expenses**

Disciplined Expense Management while Investing in our Businesses

Efficiency Ratio Continued to Improve



$2,394
$2,441
$2,402
$2,479
$2,456
63%
63%
62%
61%
60%
$ millions
3Q16
4Q16
1Q17
2Q17
3Q17
Noninterest Expense
Efficiency

Credit Quality: **Remains Benign**

PNC

Nonperforming Loans



$ millions
$2,146
$2,144
$1,998
$1,957
$1,873
3Q16
4Q16
1Q17
2Q17
3Q17

Delinquencies



$ millions
$1,456
$1,576
$1,384
$1,326
$1,419
3Q16
4Q16
1Q17
2Q17
3Q17

– Accruing loans past due 30-days or more

Provision



$ millions
$87
$67
$88
$98
$130
3Q16
4Q16
1Q17
2Q17
3Q17

Net Charge-Offs



$ millions
$154
$106
$118
$110
$106
3Q16
4Q16
1Q17
2Q17
3Q17

NCO / Average Loans for 3Q17: 0.19%

– Annualized net charge-offs (NCO) to average loans for the three months ended

Outlook: Fourth Quarter 2017 Compared to Third Quarter 2017

Balance Sheet	Loans	Up modestly
Income Statement	Net interest income	Up low-single digits
	Fee income	Up low-single digits
	Noninterest expense	Up low-single digits
	Loan loss provision	\$100 - \$150 million

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Net interest income, fee income and noninterest expense outlook represents estimated percentage change for the fourth quarter of 2017 compared to third quarter of 2017

Appendix: Cautionary Statement Regarding Forward-Looking Information

This presentation includes "snapshot" information about PNC used by way of illustration and is not intended as a full business or financial review. It should not be viewed in isolation but rather in the context of all of the information made available by PNC in its SEC filings.

We also make statements in this presentation, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties.

- Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
  - Changes in interest rates and valuations in debt, equity and other financial markets.
  - Disruptions in the U.S. and global financial markets.
  - Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
  - Changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes.
  - Changes in customers', suppliers' and other counterparties' performance and creditworthiness.
  - Slowing or reversal of the current U.S. economic expansion.
  - Continued residual effects of recessionary conditions and uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on levels of unemployment, loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
  - Commodity price volatility.
  - Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

Appendix: Cautionary Statement Regarding Forward-Looking Information

PNC

- Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our current view that the U.S. economy and the labor market will grow moderately through the rest of 2017 and in 2018, supported by gains in consumer spending thanks to solid job growth and rising wages, continued gradual improvement in the housing market, modest growth in business investment, an expanding global economy, and some fiscal stimulus from corporate and personal income tax cuts. Although inflation has slowed in 2017, it should pick up as the labor market continues to tighten. Short-term interest rates and bond yields are expected to rise through the rest of this year and throughout 2018; PNC's baseline forecast is for one 25 basis point increase in the federal funds rate in December of 2017, and three more increases in 2018. Longer-term rates will also increase as the Federal Reserve slowly reduces the size of its balance sheet, but at a slower pace than short-term rates.
- PNC's ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve Board as part of PNC's comprehensive capital plan for the applicable period in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve Board.
- PNC's regulatory capital ratios in the future will depend on, among other things, the company's financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the international regulatory capital framework developed by the Basel Committee on Banking Supervision (Basel Committee), the international body responsible for developing global regulatory standards for banking organizations for consideration and adoption by national jurisdictions), and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.
- Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:
  - Changes resulting from legislative and regulatory reforms, including changes affecting oversight of the financial services industry, consumer protection, bank capital and liquidity standards, tax, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.
  - Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.
  - Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
  - Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

Cautionary Statement Regarding Forward-Looking Information

- Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.
- Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.
- We grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits and other liabilities. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.
- Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
- Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, system failures, security breaches, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our 2016 Form 10-K and our 2017 Form 10-Qs, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in those reports, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this presentation or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Any annualized, pro forma, estimated, third party or consensus numbers in this presentation are used for illustrative or comparative purposes only and may not reflect actual results. Any consensus earnings estimates are calculated based on the earnings projections made by analysts who cover that company. The analysts' opinions, estimates or forecasts (and therefore the consensus earnings estimates) are theirs alone, are not those of PNC or its management, and may not reflect PNC's or other company's actual or anticipated results.

Appendix: Basel III Regulatory Capital Ratios

As a result of the phase-in periods included in the final U.S. Basel III regulatory capital rules (Basel III rules), as well as the fact that PNC remains in the parallel run qualification phase for the advanced approaches, PNC's regulatory risk-based capital ratios in 2017 and 2016 are calculated using the standardized approach for determining risk-weighted assets, and the definitions of, and deductions from, regulatory capital under the Basel III rules (as such definitions and deductions are phased-in for 2017 and 2016, respectively). We refer to the capital ratios calculated using the phased-in Basel III provisions in effect for each year and, for the risk-based ratios, standardized approach risk-weighted assets, as Transitional Basel III ratios. Under the standardized approach for determining credit risk-weighted assets, exposures are generally assigned a pre-defined risk weight. Exposures to high volatility commercial real estate, past due exposures, equity exposures and securitization exposures are generally subject to higher risk weights than other types of exposures.

We provide information below regarding PNC's estimated September 30, 2017 and actual June 30, 2017 and September 30, 2016 Transitional Basel III common equity Tier 1 ratios and PNC's estimated pro forma fully phased-in Basel III common equity Tier 1 ratio. Under the Basel III rules adopted by the U.S. banking agencies, significant common stock investments in unconsolidated financial institutions, mortgage servicing rights and deferred tax assets must be deducted from capital (subject to a phase-in schedule and net of associated deferred tax liabilities) to the extent they individually exceed 10%, or in the aggregate exceed 15%, of the institution's adjusted common equity Tier 1 capital. Also, Basel III regulatory capital includes (subject to a phase-in schedule) accumulated other comprehensive income related to securities currently and previously held as available for sale, as well as pension and other postretirement plans.

Appendix: **Non-GAAP Basel III Regulatory Capital Ratios**

PNC

Transitional Basel III and Pro forma Fully Phased-In Basel III Common Equity Tier 1 Capital Ratios

$ in millions	2017 Transitional Basel III		2016 Transitional Basel III	Pro forma Fully Phased-In Basel III (Non-GAAP) (estimated)		
	Sep. 30, 2017 (estimated)	**Jun. 30, 2017**	**Sep. 30, 2016**	**Sep. 30, 2017**	**Jun. 30, 2017**	**Sep. 30, 2016**
Common stock, related surplus, and retained earnings, net of treasury stock	$42,426	$42,200	$41,604	$42,426	$42,200	$41,604
Less regulatory capital adjustments:						
Goodwill and disallowed intangibles, net of deferred tax liabilities	(9,137)	(9,156)	(8,993)	(9,202)	(9,225)	(9,102)
Basel III total threshold deductions	(1,178)	(1,144)	(731)	(1,748)	(1,702)	(1,218)
Accumulated other comprehensive income [(a)]	(94)	(167)	181	(117)	(209)	302
All other adjustments	(162)	(179)	(177)	(164)	(181)	(180)
Basel III Common equity Tier 1 capital	$31,855	$31,554	$31,884	$31,195	$30,883	$31,406
Basel III standardized approach risk-weighted assets [(b)]	309,175	306,379	300,308	317,271	314,389	308,665
Basel III advanced approaches risk-weighted assets [(c)]	N/A	N/A	N/A	285,617	282,472	280,150
Basel III Common equity Tier 1 capital ratio	10.3%	10.3%	10.6%	9.8%	9.8%	10.2%
Risk-weight and associated rules utilized	Standardized (with 2017 transition adjustments)		Standardized (with 2016 transition adjustments)	Standardized		

(a) Represents net adjustments related to accumulated other comprehensive income for securities currently and previously held as available for sale, as well as pension and other postretirement plans

(b) Basel III standardized approach risk-weighted assets are based on the Basel III standardized approach rules and include credit and market risk-weighted assets.

(c) Basel III advanced approaches risk-weighted assets are based on the Basel III advanced approaches rules, and include credit, market and operational risk-weighted assets. During the parallel run qualification phase, PNC has refined the data, models and internal processes used as part of the advanced approaches for determining risk-weighted assets. We anticipate additional refinements through the parallel run qualification phase.

PNC utilizes the pro forma fully phased-in Basel III capital ratios to assess its capital position (without the benefit of phase-ins), as these ratios represent the regulatory capital standards that will be ultimately applicable to PNC under the final Basel III rules. Our Basel III capital ratios and estimates may be impacted by additional regulatory guidance or analysis, and, in the case of those ratios calculated using the advanced approaches, may be subject to variability based on the ongoing evolution, validation and regulatory approval of PNC's models that are integral to the calculation of advanced approaches risk-weighted assets as PNC moves through the parallel run approval process

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Fee Income

$ in millions	For the three months ended 3Q17	2Q17	3Q16	% Change 3Q17 vs. 2Q17	3Q17 vs. 3Q16
Asset management	$421	$398	$404	6%	4%
Consumer services	357	360	348	(1%)	3%
Corporate services	371	434	389	(15%)	(5%)
Residential mortgage	104	104	160	-	(35%)
Service charges on deposits	181	170	174	6%	4%
Total fee income	$1,434	$1,466	$1,475	(2%)	(3%)
Other, including net securities gains	346	336	259	3%	34%
Total noninterest income, as reported	$1,780	$1,802	$1,734	(1%)	3%

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Tangible Book Value per Common Share

$ in millions, except per share data	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	% Change 9/30/17 vs. 6/30/17	% Change 9/30/17 vs. 9/30/16
Book value per common share	$89.05	$87.78	$86.14	$85.94	$86.57	1%	3%
Tangible book value per common share							
Common shareholders' equity	$42,406	$42,103	$41,774	$41,723	$42,251		
Goodwill and Other intangible assets	(9,503)	(9,527)	(9,356)	(9,376)	(9,408)		
Deferred tax liabilities on Goodwill and Other intangible assets	301	302	303	304	306		
Tangible common shareholders' equity	$33,204	$32,878	$32,721	$32,651	$33,149		
Period-end common shares outstanding (in millions)	476	480	485	485	488		
Tangible book value per common share (Non-GAAP)	$69.72	$68.55	$67.47	$67.26	$67.93	2%	3%

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Pretax Pre-Provision Earnings

$ in millions	For the three months ended			% Change	
	3Q17	**2Q17**	**3Q16**	**3Q17 vs. 2Q17**	**3Q17 vs. 3Q16**
Net interest income	$2,345	$2,258	$2,095	4%	12%
Noninterest income	1,780	1,802	1,734	(1%)	3%
Total revenue	$4,125	$4,060	$3,829	2%	8%
Noninterest expense	(2,456)	(2,479)	(2,394)	(1%)	3%
Pretax pre-provision earnings	$1,669	$1,581	$1,435	6%	16%
Net income	$1,126	$1,097	$1,006	3%	12%

We believe that pretax, pre-provision earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Return on Tangible Common Equity

$ in millions	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
	For the three months ended				
Return on average common shareholders' equity	9.89%	9.88%	9.50%	9.31%	8.74%
Average common shareholders' equity	$42,117	$41,827	$41,532	$41,833	$41,940
Average Goodwill and Other intangible assets	(9,513)	(9,526)	(9,364)	(9,392)	(9,417)
Average deferred tax liabilities on Goodwill and Other intangible assets	302	303	304	305	307
Average tangible common equity	$32,906	$32,604	$32,472	$32,746	$32,830
Net income attributable to common shareholders	$ 1,050	$ 1,030	$ 973	$ 982	$ 924
Net income attributable to common shareholders, if annualized	$ 4,165	$ 4,131	$ 3,946	$ 3,896	$ 3,666
Return on average tangible common equity	12.66%	12.67%	12.15%	11.90%	11.17%

Return on average tangible common equity is a non-GAAP measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity.

Appendix: **Other Noninterest Income**

PNC

Net Visa Activity

$ in millions	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
	For the three months ended				
Gains on Visa Sales	$ -	$ -	$ -	$ -	$ -
Derivative Fair Value Adjustments [a]	(12)	(4)	(16)	(20)	(11)
Net Visa Activity	$ (12)	$ (4)	$ (16)	$ (20)	$ (11)

[a] Visa sales gains were reduced by derivative fair value adjustments related to swap agreements with purchasers of Visa Class B common shares in connection with all prior sales; 4Q16 Visa derivative fair value adjustment was primarily driven by changes in anticipated timing of litigation resolution.